Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2002

Daleen Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27491 (Commission File Number)	65-0944514 (I.R.S. Employer Identification No.)

902 Clint Moore Road, Suite 230 Boca Raton, Florida (Address of principal executive offices)	33487 (Zip Code)

(561) 999-8000
(Registrant’s telephone number, including area code)

Item 5 – Other Events.

     Daleen Technologies, Inc. (“Daleen”), a global provider of licensed and outsourced billing, customer care, event management and rating solutions that manage the revenue chain announced today that it has received notice from The Nasdaq Stock Market of the determination by the Nasdaq Listing Qualifications Panel that Daleen’s common stock will be delisted from The Nasdaq SmallCap Market effective at the opening of business on Tuesday, December 31, 2002. Daleen’s common stock will be immediately eligible for quotation on the OTC Bulletin Board effective with the open of business on December 31, 2002 under the symbol DALN.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DALEEN TECHNOLOGIES, INC.

By:	/s/ Jeanne Prayther

Jeanne Prayther Chief Financial Officer, Secretary and Treasurer

Dated:  December 30, 2002

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